UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report (date of earliest event reported): April 18, 2021

CANOO INC.

(Exact name of registrant as specified in its charter)

Delaware	001-38824	82-1476189
(State or other jurisdiction of incorporation or organization)	(Commission file number)	(I.R.S. employer identification number)

19951 Mariner Avenue, Torrance, California 90503

(Address of principal executive offices) (Zip Code)

(424) 271-2144

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, $0.0001 par value	GOEV	The Nasdaq Global Select Market
Warrants, each whole warrant exercisable for one share of Common stock at an exercise price of $11.50 per share	GOEVW	The Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.    ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Chief Executive Officer

On April 22, 2021, Canoo Inc. (the “Company”) announced the appointment of Tony Aquila as its Chief Executive Officer. Mr. Aquila will also continue to serve as Executive Chairman of the Board of Directors (the “Board”). Mr. Aquila succeeds Ulrich Kranz, who resigned on April 18, 2021 and will remain with the Company through April 30, 2021.

Mr. Aquila, age 56, has served as the Executive Chairman of the Board since December 2020, and prior to this, served as Executive Chairman of Canoo Holdings Ltd. from October 2020 to December 2020. In June 2019, Mr. Aquila founded AFV Partners LLC, an affirmative low-leverage capital vehicle that invests in long-term mission critical software, data and technology businesses and serves as its Chairman and Chief Executive Officer since its founding. In 2005, Mr. Aquila founded Solera Holdings Inc., and led it as Chairman and Chief Executive Officer to an initial public offering in 2007. Mr. Aquila currently serves as the Chairman for Aircraft Performance Group, LLC, a global provider of mission critical flight operations software, since January 2020; RocketRoute Limited, global aviation services company, since March 2020; and APG Avionics LLC, an aviation data and software company for the general aviation market, since September 2020. From November 2018 to July 2020, Mr. Aquila served as the Global Chairman of Sportradar Group, a sports data and content company.

Compensatory Arrangements

In connection with his appointment as Chief Executive Officer, the Board granted Mr. Aquila 2 million performance-based restricted stock units (“PSUs”) that vest upon the satisfaction of a combination of performance- and time-based conditions. The PSUs will vest based on performance in one-third increments upon the achievement of each of the following price hurdles during the five-year period beginning October 19, 2020: (i) the stock price equals or exceeds two times the greater of (a) the stock price on the grant date or (b) $10, (ii) the stock price equals or exceeds two and one-half times the greater of (a) the stock price on the grant date or (b) $10; and (iii) the stock price equals or exceeds three times the greater of (a) the stock price on the grant date or (b) $10. In addition, the PSUs will vest based on time upon the completion of three years of continuous service beginning on October 19, 2020, subject to specified qualifying termination and change of control protections.

Mr. Aquila will not receive additional cash compensation in connection with his new role. The Company and Mr. Aquila are finalizing the terms of the equity awards that will be granted to him in connection with his appointment as Executive Chairman of the Board.

Related Party Transactions

In August 2020, in connection with the entry into the Merger Agreement relating to the Company’s business combination with Hennessy Capital Acquisition Corp. IV (“HCAC”), HCAC entered into a subscription agreement with AFV Partners SPV-4 LLC, an entity controlled by AFV Partners LLC, which was founded by Mr. Aquila and where he serves as Chairman and Chief Executive Officer, for the purchase of shares of HCAC Class A common stock for an aggregate purchase price of $35.0 million. At closing of the business combination, such shares converted into shares of common stock of the Company.

Mr. Aquila, through an entity owned and controlled by him, owns a personal aircraft, which he uses for business travel. The Company reimburses Mr. Aquila for certain costs and third-party payments associated with the use of his personal aircraft for Company-related business travel, excluding certain incidental fees and expenses. The Company incurred approximately $0.5 million for such reimbursements for the year ended December 31, 2020.

In March 2021, Canoo Technologies Inc., an indirect wholly owned subsidiary of the Company (“Canoo Technologies”), entered into a lease for an office facility in Justin, Texas with 11520 HWY 114 LLC, an entity owned by Mr. Aquila. The lease term is five years, commencing on January 1, 2021. The lease has a monthly base rent of $21,875 and contains a 3% per annum escalation clause which updates on January 1st of each year. Canoo Technologies is also required to pay a portion of the property taxes and certain recurring expenses on the leased space. The lease contains the option to extend the term of the lease for one additional five-year period.

The Company is not aware of any other related transactions or relationships between Mr. Aquila and the Company that would require disclosure under Item 404(a) of Regulation S-K.

Family Relationships; Arrangements or Understandings

Mr. Aquila does not have any family relationships with any director, executive officer or person nominated or chosen by the Company to become a director or executive officer of the Company. There are no arrangements or understandings between Mr. Aquila and any other person pursuant to which Mr. Aquila was selected as an officer of the Company.

General Counsel, Secretary, In Charge of Legal & Government Affairs

On April 20, 2021, Andrew Wolstan, a named executive officer, resigned from his position as General Counsel, Secretary, In Charge of Legal & Government Affairs, and on April 21, 2021, the Board appointed Mr. Hector Ruiz (previously Vice President, Global Strategy, Tax Counsel and Treasury) as General Counsel and Corporate Secretary to replace Mr. Wolstan.

Item 7.01	Regulation FD Disclosure.

On April 22, 2021, the Company issued a press release announcing, among other things, Mr. Aquila’s appointment to the added role of Chief Executive Officer. A copy of the press release is furnished here as Exhibit 99.1.

The information in this Item 7.01, including Exhibit 99.1, is being furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall such information be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

Item 8.01	Other Events

Concurrently with Mr. Aquila’s appointment as Chief Executive Officer, the Board designated Mr. Thomas Dattilo, one of the Company’s current directors, as lead independent director.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
99.1	Press release dated April 22, 2021
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: April 22, 2021	CANOO INC.

	By:	/s/ Renato Giger
	Name:	Renato Giger
	Title:	Senior Vice President, Interim Chief Financial Officer